Exhibit 99.1

Bonnie Ortega	Hanna Wagari
VP – Corporate Communications	VP – Sales and Marketing
Cardium Therapeutics, Inc.	Cardium Therapeutics, Inc.
Tel: (858) 436-1018	Tel: (858) 436-1042
Email: InvestorRelations@cardiumthx.com	Email: HWagari@cardiumthx.com

CARDIUM’S EXCELLAGEN® AWARDED AMERICAN PODIATRIC

MEDICAL ASSOCIATION SEAL OF APPROVAL

Company Also Announces Addition of a

Regional Distributor for Excellagen

SAN DIEGO, CA – February 12, 2013 – Cardium Therapeutics (NYSE MKT: CXM) announced today that the American Podiatric Medical Association (APMA) has granted its prestigious Seal of Approval to the Company’s innovative Excellagen® advanced wound care product for its contributions to better foot health and mobility. Excellagen is a syringe-based, professional-use, pharmaceutically-formulated 2.6% fibrillar Type I bovine collagen gel that functions to activate the wound healing process and accelerate the growth of granulation tissue. Excellagen is FDA-cleared for the treatment of neuropathic and diabetic foot ulcers, pressure ulcers, venous ulcers, surgical wounds and other dermal wounds.

Considered the nation’s leading professional organization for podiatrists, APMA has 53 state component locations across the United States and its territories, with a membership of more than 12,000 licensed podiatrists. In obtaining the Seal of Approval, Excellagen passed an extensive scientific review by a panel of APMA members and was recommended by a committee of Doctors of Podiatric Medicine (DPMs) to the APMA Board of Trustees. For more information, visit www.apma.org.

“Excellagen has proven to be an important treatment for wound care and has been thoroughly reviewed and found to be beneficial to foot health. For this reason, it has been granted APMA’s Seal of Approval,” stated Joseph M. Caporusso, DPM, President of the APMA.

“We are pleased to receive the highly regarded APMA Seal of Approval for our Excellagen advanced wound care product. The APMA assists physicians and their patients to make informed decisions about their foot health, and we are proud that Excellagen has completed the thorough review process and met the APMA’s standards and requirements for its Seal of Approval. Excellagen was also selected as a 2012 Top 10 Innovations in Podiatry by Podiatry Today publication and we appreciate the industry recognition that Excellagen is now receiving,” stated Christopher J. Reinhard, Cardium’s Chairman and CEO.

The Company also announced that it has retained an additional independent distributor group consisting of ten sales representatives to market, sell and distribute Excellagen to podiatric and orthopedic physicians, plastic surgeons, hospitals and surgical centers located in North Carolina and South Carolina. The distributor’s customer base specializes in the treatment of diabetic foot ulcers and surgical wounds, including post-Mohs cancer surgery and trauma wounds. On January 3, 2013, Cardium announced a distribution agreement with Academy Medical, LLC to market, sell and distribute Excellagen to U.S. government medical providers, including the Veterans Administration (VA) healthcare system and military hospitals. Academy Medical has a growing customer base of over 35 VA and military hospitals within the U.S.

Reinhard concluded, “The addition of our new regional distributor and our recent agreement with Academy Medical will expand our distribution capabilities for Excellagen as we advance forward with our planned U.S. strategic partnering activities. Consistent with our long-term business strategy, we do not plan to establish an internal sales force for Excellagen and continue to focus on broadening representation, marketing and sales, and co-promotional arrangements targeting four U.S. vertical wound healing market channels: (1) podiatry, (2) wound care centers, hospitals and long-term care facilities, (3) government medical service providers; and (4) dermatology. We are also advancing international registrations for Excellagen, including CE Mark registration, which is expected in first quarter 2013, to enable marketing and sales in the European Union and in other international markets where the CE Mark is considered an important commercial recognition of quality.”

About Excellagen

Excellagen is a syringe-based, professional-use, pharmaceutically-formulated 2.6% fibrillar Type I bovine collagen gel that functions to activate the wound healing process and accelerate the growth of granulation tissue. Excellagen is FDA-cleared for the treatment of neuropathic and diabetic foot ulcers, pressure ulcers, venous ulcers, surgical wounds, and other dermal wounds, and is intended for professional use following standard debridement procedures in the presence of blood cells and platelets, which are involved with the release of endogenous growth factors. Excellagen’s unique fibrillar Type I bovine collagen gel formulation is topically applied through easy-to-control, pre-filled, sterile, single-use syringes and is designed for application at only one-week intervals. Already-established standard CPT® procedure reimbursement codes may apply when Excellagen is used with surgical debridement procedures. Cardium is also advancing forward with the reimbursement process for Excellagen with Centers for Medicare & Medicaid Services (CMS) and private insurance providers.

There have been important, positive findings reported by physicians using Excellagen as part of Cardium’s initial physician sampling, patient outreach and market “seeding” programs. In several case studies, physicians reported a rapid onset of the growth of granulation tissue in a wide array of wounds, including non-healing diabetic foot ulcers (consistent with the results of Cardium’s Matrix clinical study), as well as pressure ulcers, venous ulcers and Mohs surgical wounds. In certain cases, rapid granulation tissue growth and wound closure have been achieved with Excellagen following unsuccessful treatment with other advanced wound care approaches. From a dermatology perspective, a previously unexplored vertical market, remarkable healing responses have been observed following Mohs surgery for patients diagnosed with squamous and basal cell carcinomas, including deep surgical wounds extending to the periosteum (a membrane that lines the outer surface of bones). Additionally, because of the easy-use and platelet activating capacity, physicians have been employing Excellagen in severe non-healing wounds at near-amputation status, in combination with autologous platelet-rich plasma therapy and collagen sheet products. These case studies and positive physician feedback provide additional support of Excellagen’s potential utility as an important new tool to help promote the wound healing process. Excellagen case studies are available at http://www.excellagen.com/surgical-wounds.html.

About Cardium

Cardium is an asset-based health sciences and regenerative medicine company focused on the acquisition and strategic development of innovative products and businesses with the potential to address significant unmet medical needs and having definable pathways to commercialization, partnering or other economic monetizations. Cardium’s current portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s newly-acquired To Go Brands® nutraceutical business. The Company’s lead commercial product, Excellagen® topical gel for wound care management, has received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. To Go Brands® develops, markets and sells dietary supplements through established regional and national retailers. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. For more information, visit www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from expectations. For example, there can be no assurance that the APMA Seal of Approval establishes the effectiveness, quality or safety of Excellagen or its use for promoting good foot health; that distributor relationships will be effective or potential strategic partnerships will be successfully established; that case study observations will be reproducible or generalizable, or that results or trends observed in a clinical study or follow-on case studies will be reproduced in subsequent studies or in actual use; that new clinical studies will be successful or will lead to approvals or clearances from health regulatory authorities, or that approvals in one jurisdiction will help to support studies or approvals elsewhere; that the company can attract suitable commercialization partners for our products or that we or partners can successfully commercialize them; that our product or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive or blocked by third party proprietary rights or other means; that the products and product candidates referred to in this report or in our other reports will be successfully commercialized and their use reimbursed, or will enhance our market value; that new product opportunities or commercialization efforts will be successfully established; that third parties on whom we depend will perform as anticipated; that we can raise sufficient capital from partnering, monetization or other fundraising transactions to maintain our stock exchange listing or adequately fund ongoing operations; or that we will not be adversely affected by these or other risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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Cardium Therapeutics®, Generx®, Cardionovo®, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen®, Excellarate™, Osteorate™, MedPodium®, Appexium®, Linée®, Alena®, Cerex®, D-Sorb™, Neo-Energy®, Neo-Carb Bloc®, Neo-Chill™, and

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